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                                                                     EXHIBIT 5.1


               [PAUL, HASTINGS, JANOFSKY & WALKER LLP LETTERHEAD]

                               December 18, 2000

                                                                    OUR FILE NO.
                                                                     30950.00024


FutureLink Corp.
2 South Pointe Drive
Lake Forest, California  92630

        Re:    FutureLink Registration Statement on Form SB-2

Ladies and Gentlemen:

        This opinion is delivered in our capacity as counsel to FutureLink Corp., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form SB-2 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on or about the date hereof, with respect to the offering from time to time by certain shareholders of the Company ("Selling Shareholders"), as detailed in the Registration Statement, of 62,117,457 shares of the Company's common stock, par value $0.0001 per share ("Common Stock"), consisting of :

        (i) 49,225,834 shares of Common Stock currently issued and outstanding (the "Outstanding Shares");

        (ii) 8,120,230 shares of Common Stock which are issuable upon exercise of certain common stock purchase warrants (collectively the "Warrants" and each a "Warrant") which are currently issued to various Selling Shareholders (the "Warrant Shares");

        (iii) 1,428,571 shares of Common Stock which are issuable upon conversion of shares of Series A Convertible Preferred Stock which are currently outstanding (the "Outstanding Conversion Shares");

        (iv) 1,142,857 shares of Common Stock which are issuable upon conversion of shares of Series A Convertible Preferred Stock which are issuable upon the exercise of a


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FutureLink Corp.
December 18, 2000
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                warrant(the "Series A Warrant") for the purchase of shares of
                Series A Convertible Preferred Stock (the "Warrant Conversion Shares"); and

        (v) 2,199,965 shares of Common Stock (the "Charon Shares") issuable in accordance with the terms of that certain Amalgamation Agreement by and among the Company, Charon Systems, Inc. and certain Company subsidiaries dated June 16, 2000 (the "Amalgamation Agreement"), upon surrender of certain outstanding securities of 1423280 Ontario Inc., a Company subsidiary (the "Charon Securities"), issued in connection with the Company's acquisition of Charon Systems Inc., and without the payment of additional consideration.

        In connection with this opinion, we have examined the Certificate of Incorporation of the Company, as amended, and on file with the Delaware Secretary of State; the Bylaws of the Company; such records of corporate proceedings of the Company as we deem appropriate for the purposes of this opinion; the Warrants; the Securities Purchase Agreement dated June 29, 2000 between the Company and Microsoft Corporation, and the related agreements thereto; the Series A Warrant; the Amalgamation Agreement; and the Registration Statement and the exhibits thereto. In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures, and the authority of all persons or entities signing all documents examined by us and (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Company.

        Based on and subject to the foregoing, as of the date hereof, we are of the opinion that:

        (1) the Outstanding Shares are legally issued, fully paid and nonassessable;

        (2) when issued as described in and in accordance with the terms of each respective Warrant, and upon receipt by the Company of the consideration provided for in each respective Warrant, the Warrant Shares will be legally issued, fully paid and nonassessable;

        (3) when issued as described in and in accordance with the terms of the Certificate of Designation for the Series A Convertible Preferred Stock (the "Series A Certificate of Determination"), and upon surrender of the shares of Series A Convertible Preferred Stock as provided therein, the Outstanding Conversion Shares will be legally issued, fully paid and nonassessable;

        (4) after (i) the Series A Warrant has been exercised in accordance with its terms and the Company has received the consideration provided for in the Series A Warrant and (ii) the shares of Series A Convertible Preferred Stock issuable in accordance with the terms of the Series A Warrant have been issued; then, when issued as described in and in accordance with the terms of the Series A Certificate of Determination, and upon surrender of the shares of Series A Convertible Preferred Stock as provided in the Series A Certificate of Determination, the Warrant Conversion Shares will be legally issued, fully paid and nonassessable;

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FutureLink Corp.
December 18, 2000
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        (5) when issued as described in and in accordance with the terms of the
Amalgamation Agreement, and upon surrender of the Charon Securities in accordance with the terms of the Amalgamation Agreement, the Charon Shares will be legally issued, fully paid and nonassessable; and

        We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

        We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                       Very truly yours,

                                       /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

                                       PAUL, HASTINGS, JANOFSKY & WALKER LLP